UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2010

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirement

Jack W. Gustavel, a director of Avista Corporation (Avista Corp. or the Company) whose term expired on May 13, 2010, retired from Avista Corp.’s Board of Directors as he has reached the mandatory retirement age of 70 as outlined in the Company’s Bylaws.

Amendment to Long-Term Incentive Plan approved by Shareholders

At the 2010 Annual Meeting of Shareholders on May 13, 2010, the shareholders of Avista Corp. approved an amendment to the Company’s Long-Term Incentive Plan (LTIP) to increase the number of shares reserved for issuance under the LTIP to 4,500,000 from 3,500,000. This amendment does not have any effect on the other terms of the LTIP, administration or operation of the LTIP, other than providing additional shares for award.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Avista Corp. was held on May 13, 2010. The following were the only matters voted upon at the meeting:

1) Election of five directors.

2) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

3) Approval to amend the Company’s LTIP in order to increase the number of shares reserved for issuance under the Plan.

4) Consideration of a shareholder proposal to request the Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all directors stand for election annually.

There were 54,894,340 shares of common stock issued and outstanding as of March 12, 2010, the proxy record date, with 49,654,254 shares represented at said meeting. The results of the voting are shown below:

Issue	For	Against	Abstain	Broker Non-votes
Election of Directors:
Erik J. Anderson (term expires 2013)	42,329,210	1,577,732	677,805	5,069,506
Kristianne Blake (term expires 2013)	36,510,934	7,435,106	638,707	5,069,506
Rebecca A. Klein (term expires 2013)	42,852,114	1,090,227	642,406	5,069,506
Michael L. Noël (term expires 2013)	42,372,226	1,538,407	674,114	5,069,506
Marc F. Racicot (term expires 2011)	42,522,523	1,425,977	636,247	5,069,506
Ratification of appointment of Deloitte & Touche LLP.	48,422,681	592,269	639,304	N/A
Approval to amend the Company’s LTIP in order to increase the number of shares reserved for issuance.	37,636,312	6,176,360	772,075	5,069,506
Shareholder Proposal to request to Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually (1)(2).	34,815,557	6,194,263	1,474,236	N/A

(1)	Approval of this proposal does not, in and of itself, eliminate classification of the Board of Directors. Declassification of the Board could only be effected by formal amendments to the Company’s Restated Articles of Incorporation and Bylaws. As indicated in the Company’s Current Report on Form 8-K filed on May 4, 2010, a proposed amendment to the Restated Articles of Incorporation to declassify the Board will be submitted at the 2011 Annual Meeting of Shareholders. Such amendment would require the affirmative vote of the holders of at least 80% of the outstanding shares of common stock.
(2)	The Company has been advised that 6,698,825 shares held by brokerage firms were not voted on this proposal because the Board of Directors did not make a recommendation on this proposal.

The terms of directors Brian W. Dunham, Roy L. Eiguren, John F. Kelly, Scott L. Morris, Heidi B. Stanley and R. John Taylor continued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: May 18, 2010	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel
and Chief Compliance Officer